Exhibit 1.1

EXECUTION VERSION

25,000,000 Units

ACON S2 Acquisition Corp.

UNDERWRITING AGREEMENT

September 16, 2020

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

As Representatives of the several Underwriters

Ladies and Gentlemen:

ACON S2 Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to you and, as applicable, to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 25,000,000 units (the “Units”) of the Company (said units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 3,750,000 additional units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Underwriter shall mean either the singular or plural as the context requires. Certain capitalized terms used herein and not otherwise defined are defined in Section 22 hereof.

Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-third of one warrant, where each whole warrant is exercisable to purchase one Ordinary Share (the “Warrant(s)”). The Ordinary Shares and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Representatives inform the Company of their decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Commission on a Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share for $11.50 per share during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) or twelve (12) months from the date of the consummation of the Offering and terminating at 5:00 p.m., New York City time, on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation; provided, however, that pursuant to the Warrant Agreement (as defined below), a fractional warrant may not be exercised, so that only a whole number of warrants may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses involving the Company.

The Company will enter into an Investment Management Trust Agreement, effective as of the Closing Date, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds of the Offering will be deposited and held in a U.S. based trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued in each case as described more fully in the Prospectus.

The Company will enter into a Warrant Agreement, effective as of the Closing Date, with respect to the Warrants and the Private Placement Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of July 27, 2020 (the “Founder’s Subscription Agreement”), with ACON S2 Sponsor, L.L.C., a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 7,187,500 Class B ordinary shares, par value $0.0001 per share, of the Company (including the Ordinary Shares issuable upon conversion thereof, the “Founder Shares”), for an aggregate purchase price of $25,000. The Founder Shares are substantially similar to the Ordinary Shares included in the Units, except as described in the Prospectus.

The Company has entered into a Private Placement Warrants Purchase Agreement, effective as of the date hereof with the Sponsor, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Warrant Purchase Agreement”), pursuant to which the Sponsor agreed to purchase an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the Underwriters’ over-allotment option is exercised in full), at a price of $1.50 per warrant, each entitling the holder, upon exercise, to purchase one Ordinary Share (the “Private Placement Warrants”), for $11.50 per share. The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Prospectus.

The Company will enter into a Registration and Shareholder Rights Agreement, dated as of the Closing Date, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Registration and Shareholder Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares and the Private Placement Warrants and the Ordinary Shares underlying the Private Placement Warrants and the Warrants that may be issued upon conversion of working capital loans (if any).

The Company will cause to be duly executed and delivered certain letter agreements, each dated as of the Closing Date, between the Sponsor and each of the Company’s officers and directors, in substantially the form filed as Exhibit 10.8 to the Registration Statement (each an “Insider Letter” and, together, the “Insider Letters”).

The Company will enter into an Administrative Services Agreement, dated as of September 16, 2020, with the Sponsor, in substantially the form filed as Exhibit 10.5 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $10,000 for office space, secretarial and administrative services from the date the Securities are listed on the Nasdaq Stock Market until the earlier of the date of the consummation of the initial Business Combination or the Liquidation.

1.	REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission the Registration Statement (file number 333-248515) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has been declared effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; as of the

Applicable Time and on the Closing Date and any settlement date, any individual Written Testing-the-Waters Communication (as defined herein) did not conflict with the information contained in the Registration Statement or the Statutory Prospectus, complied in all material respects with the Act, when considered together with the Statutory Prospectus, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any settlement date, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) The Company has filed with the Commission a Form 8-A (file number 001-39525) providing for the registration under the Exchange Act of the Securities, the Ordinary Shares and the Warrants, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Stock Market, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) (i) At the time of filing the Registration Statement, including any amendments thereto (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) The Company has not prepared or used a Free Writing Prospectus.

(h) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, the Registration and Shareholder Rights Agreement, the Insider Letters and the Administrative Services Agreement, and to carry out the transactions contemplated hereby and thereby, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(j) The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus and the Prospectus.

(k) All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company); and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Ordinary Shares and Warrants were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares and Warrants, exempt from such registration requirements. The holders of outstanding shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities and, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

(l) The Securities have been duly authorized and when executed by the Company and countersigned and issued (including by the entry of the name of each registered owner of any Ordinary Shares comprising part thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued credited as fully paid) and delivered against payment by the Underwriters pursuant to this Agreement, will be validly issued and will conform to the description of the Securities contained in the Statutory Prospectus and the Prospectus.

(m) The Ordinary Shares included in the Units have been duly authorized and, when issued by the Company (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued credited as fully paid) and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

(n) The Warrants included in the Units, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o) The Ordinary Shares issuable upon exercise of the Warrants included in the Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued by the Company (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued credited as fully paid) and delivered against payment therefor pursuant to the Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company). The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such entry of the name of the registered owner thereof in the Register of Members of the Company and delivery at the time of issuance) has been duly and validly taken.

(p) Except as set forth in the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(r) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

(s) The Founder Shares are duly authorized, validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company) .

(t) The Private Placement Warrants, when delivered upon the consummation of this offering, will be duly executed, authenticated and issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v) The Trust Agreement has been duly authorized and will be executed and delivered by the Company, and, upon execution and delivery and assuming due execution and delivery by CST, will be a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w) The Warrant Agreement has been duly authorized and will be executed and delivered by the Company and, upon execution and delivery and assuming due execution and delivery by CST, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) The Founder’s Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) The Registration and Shareholders Rights Agreement has been duly authorized and will be executed and delivered by the Company and, upon execution and delivery, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) The Insider Letters to be executed by the Company, the Sponsor and each executive officer and director of the Company have been duly authorized and will be executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer and director, respectively, and, upon execution and delivery, will constitute valid and binding agreements of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer and director, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer and director, respectively, in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Sponsor, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, as described in the Statutory Prospectus and the Prospectus, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd) Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Statutory Prospectus and the Prospectus, as each may be amended or supplemented, and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(ee) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, the Registration and Shareholder Rights Agreement, the Insider Letters or the Administrative Services Agreement, except for the registration under the Act and the Exchange Act of the Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Statutory Prospectus and the Prospectus.

(ff) The Company is not in violation or default of (i) any provision of its Amended and Restated Memorandum and Articles of Association (or other applicable organizational document), (ii) the performance or observance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; except in the case of clauses (ii) and (iii) above for any such default, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition, prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(gg) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, the Registration and Shareholder Rights Agreement, the Insider Letters or the Administrative Services Agreement will conflict with, result in a breach or violation of any of the terms or provisions of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Memorandum and Articles of Association of the Company (or other applicable organizational document), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

(hh) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(ii) The financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations, shareholders’ equity and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary financial data set forth under the caption “Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement present fairly, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(jj) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any officer or director of the Company or the Sponsor, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(kk) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(ll) Marcum LLP (“Marcum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder.

(mm) The Company maintains effective “disclosure controls and procedures” (defined in Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(nn) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(oo) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rules IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(pp) There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(qq) The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(rr) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ss) None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject. The Company, the Sponsor and, to the knowledge of the Company, its directors, director nominees, officers, agents, employee s and affiliates have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company will not use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(tt) The operations of the Company and the Sponsor are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu) None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent or affiliate of the Company is (i) currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “other economic sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of sanctions administered by OFAC or other economic sanctions; and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding or financing the activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is subject to any sanctions administered by OFAC or other economic sanctions. Since July 21, 2020 (the date of the Company’s inception), the Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of any sanctions administered by OFAC or other economic sanctions.

(vv) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(ww) All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters as an exhibit to his or her Insider Letter, is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(xx) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not identified or selected any specific Business Combination target and has not, nor has anyone on its behalf, initiated contact with any prospective Business Combination target or had any substantive discussions, formal or otherwise, with respect to a possible initial Business Combination, or undertaken, or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable Business Combination candidate.

(yy) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(zz) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(aaa) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(bbb) Except as disclosed in the FINRA Questionnaires provided to the Representatives, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(ccc) Except as disclosed in the FINRA Questionnaires provided to the Representatives, no Company Affiliate is an owner of shares or other stock of any Member (other than securities purchased on the open market).

(ddd) No Company Affiliate has made a subordinated loan to any Member.

(eee) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(fff) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(ggg) Except for the issuance of securities to the Sponsor, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has to the Company’s knowledge any relationship or affiliation or association with any Member.

(hhh) To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(iii) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(jjj) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(kkk) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, the Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(lll) The Company has not offered, or caused the Underwriters to offer, the Underwritten Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(mmm) Upon delivery and payment for the Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(nnn) From the time of initial confidential submission of a registration statement relating to the Securities with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(ooo) As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

(ppp) The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501(a)(1) (a)(2), (a)(3), (a)(7) or (a)(8) under the Act and (ii) has not authorized anyone other than the Representatives and other Underwriters designated by the Company as “co-managers” (subject to the approval of the Representatives allowing such Underwriters to engage in Testing-the-Waters Communications) to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(qqq) The Company has no securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(rrr) There has been no security breach or attack or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its tenants, employees, vendors and any third party data maintained by or on behalf of it), equipment or technology (“IT Systems and Data”) and (i) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, except in each case that would not reasonably be expected to have a Material Adverse Effect, (ii) the Company has complied, and is presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and

(iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(sss) Except as disclosed in Registration Statement and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.	PURCHASE AND SALE.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.80 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,750,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2(a) of this Agreement, and subject to Section 5(hh), the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (including both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

3.	DELIVERY AND PAYMENT.

Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2 hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 9:00 a.m., New York City time, on September 21, 2020, or at such other time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”), unless the Representatives shall otherwise instruct.

(a) Payment for the Underwritten Securities shall be made as follows: $245,000,000 of the net proceeds for the Underwritten Securities (including $8,750,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the Public Offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Representatives of the Underwritten Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Underwritten Securities, in each case for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representatives for all the Underwritten Securities.

(b) Payment for the Option Securities shall be made as follows: $9.80 per Option Security (including $0.35 per Option Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representatives of the Option Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Option Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representatives for all the Option Securities.

If the option provided for in Section 2 hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, on the date specified by the Representatives (which shall be at least three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to the Trust Account as described above in Section 3(b). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities (such date, the “Option Closing Date”), and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, negative assurance letters, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.	OFFERING BY UNDERWRITERS.

It is understood that, upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale to the public as set forth in the Statutory Prospectus and the Prospectus (the “Offering”).

5.	AGREEMENTS.

The Company agrees with the several Underwriters that:

(a) Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the institution or threatening of any proceeding for any such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as may be necessary to complete the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company will not, without the prior written consent of the Representatives, (x) offer, sell, contract to sell, pledge, charge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Option Securities on exercise of the option provided for in Section 2 hereof, (3) register with the Commission pursuant to the Registration and Shareholder Rights Agreement, in accordance with the terms of the Registration and Shareholder Rights Agreement, the resale of the securities covered thereby and (4) issue securities in connection with a Business Combination, or

(y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up set forth in Section 3 of the Insider Letters.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Stock Market; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings, memorandum, registration and qualification in an aggregate amount up to $20,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company (including local and special counsel); and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Units, Ordinary Shares and Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of a Business Combination. The Company will not deregister the Units, Ordinary Shares or Warrants under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior written consent of the Representatives.

(l) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(n) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, furnish to the Representatives, copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to furnish to or file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the business and financial condition of the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) website will be considered furnished or delivered for the purposes of this paragraph.

(o) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p) In no event will the amounts payable by the Company for office space, secretarial and administrative support services exceed $10,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(q) The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsor or any of the Company’s officers or directors or any of their respective affiliates, a finder’s fee, consulting fee or other compensation in connection with any services rendered in order to effectuate the completed of the Business Combination, except as disclosed in the Registration Statement.

(r) The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(s) For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(t) The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

(u) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from the interest income earned on the funds held in the Trust Account, the amounts necessary to pay income tax obligations, if any. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account, with respect to the Company, until the consummation of the Company’s initial Business Combination and, with respect to the Public Shareholders, until the earliest of (A) the consummation of the Company’s initial Business Combination, and then only in connection with those Ordinary Shares that such shareholders properly elected to redeem, subject to the limitations described in the Registration Statement, (B) the redemption of any Public Shares (as defined below) properly tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to provide holders of the Ordinary Shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of Public Shares held by Public Shareholders if the Company does not complete the initial Business Combination within twenty-four (24) months from the Closing Date or (ii) with respect to any other provisions relating to the rights of holders of the Ordinary Shares, and (C) the redemption of the Public Shares if the Company does not complete the initial Business Combination within twenty-four (24) months from the Closing Date, subject to applicable law; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are insufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution and Liquidation.

(w) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants and Private Placement Warrants outstanding from time to time.

(x) Prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preference shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

(y) Prior to the consummation of an initial Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company will use commercially reasonable efforts to effect and maintain the listing of the Units, Ordinary Shares and Warrants on the Nasdaq Stock Market (or another national securities exchange).

(cc) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(dd) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(ee) The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forgo obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer.

(ff) The Company may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash per share equal to (A) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the

Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account not previously released to pay income taxes, divided by (B) the total number of Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, a shareholder vote is required by law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor, officers and directors have agreed to vote all of their Founder Shares and any other Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account not previously released to pay income taxes, divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding Ordinary Shares voted by the shareholders at a duly held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum and Articles of Association of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distribut ions with respect to any other holders of shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the Closing Date (or such later date as has been approved pursuant to a validly adopted amendment to the Company’s Amended and Restated Memorandum and Articles of Association), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable by the Company and up to $100,000 to pay winding up expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions , if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, wind up and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would modify (i) the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the Closing Date or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company offers to redeem the Public Shares in connection with such amendment, as described in the Statutory Prospectus and Prospectus.

(gg) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with each Representative’s standard policies regarding confidential information.

(hh) Subject to the provisions of this paragraph, upon the consummation of the initial Business Combination, the Company and the Underwriters will jointly direct the Trustee to pay the Underwriters the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twenty-four (24) months from the Closing Date (or later if the Public shareholders approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association extending such deadline), the Deferred Discount will not be paid to the Representatives and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ii) The Company will endeavor in good faith, in cooperation with the Representatives to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on the Nasdaq Stock Market (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the commencement of the winding up of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(jj) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(kk) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(ll) If the Representatives, in their sole discretion, agree to release or waive the transfer restrictions set forth in Section 5(h)(y) for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

(mm) Upon the earlier to occur of the expiration or termination of the Underwriters’ option to purchase additional units, the Company shall procure that the Sponsor shall surrender Founder Shares for no consideration (and shall agree to such surrender by the Sponsor) in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 937,500 by (b) a fraction, (i) the numerator of which is 7,187,500 minus the number of Option Securities purchased by the Underwriters upon the exercise of their option to purchase additional units, and

(ii) the denominator of which is 7,187,500. For the avoidance of doubt, if the Underwriters exercise their option to purchase additional Units in full, the Company shall not cancel or otherwise effect the surrender of the Founder Shares pursuant to this subsection.

6.	CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS.

The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; no stop order suspending or preventing the use of the Statutory Prospectus or Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) The Company shall have requested and caused Kirkland & Ellis LLP, counsel for the Company, to have furnished to the Representatives its opinions and negative assurance letter, each dated the Closing Date and addressed to the Representatives, in a form reasonably acceptable to the Representatives.

(c) The Company shall have requested and caused Walkers, Cayman Islands counsel for the Company, to have furnished to the Representatives its written opinion, dated the Closing Date, in a form reasonably acceptable to the Representatives.

(d) The Representatives shall have received from White & Case LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, each dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f) The Company shall have requested and caused Marcum to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the audited financial statements of the Company for the period from July 21, 2020 (date of inception) through July 27, 2020, provided that the cutoff date shall not be more than two business days prior to such Execution Time or Closing Date, as applicable, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j) The Securities shall be duly listed subject to notice of issuance on the Nasdaq Stock Market, satisfactory evidence of which shall have been provided to the Representatives.

(k) On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Founder’s Subscription Agreement, the Warrant Purchase Agreement and the Administrative Services Agreement. On or prior to the Closing Date, the Company will deliver to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Insider Letters and the Registration and Shareholder Rights Agreement.

(l) At least one Business Day prior to the Closing Date, the Sponsor shall have caused the purchase price for the Private Placement Warrants to be deposited into the Trust Account.

(m) No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representatives pursuant to Section 5(hh) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(n) The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Option Closing Date, confirming that the certificate delivered on the Closing Date pursuant to Section 6(e) hereof remains true and correct as of such Option Closing Date;

(ii) opinions and negative assurance letter of Kirkland & Ellis LLP, counsel for the Company, dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(b) hereof;

(iii) opinion of Walkers, Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iv) opinions and negative assurance letter of White & Case LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Marcum substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the cutoff date shall not be more than two business days prior to such Option Closing Date; and

(vi) such further information, certificates and documents as Representatives may reasonably request with respect to the issuance of such Option Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, negative assurance letters and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of White & Case LLP, counsel for the Underwriters, at 1221 Avenue of the Americas, New York, New York 10020, Attention: Elliott Smith, unless otherwise indicated herein, on the Closing Date.

7.	REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than clauses (ii), (iii) or (vi) thereof) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.	INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Statutory Prospectus, the Prospectus, or any amendment or supplement thereto, any “roadshow” as defined in Rule 433(h) under the Act, any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for inclusion therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the following statements set forth under the heading “Underwriting,” (x) the list of Underwriters and their respective roles and participation in the sale of the Securities, (y) the sentence related to the Underwriters’ intention not to make sales to discretionary accounts, and (z) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c) Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraphs, notify the indemnifying party in writing of the commencement thereof; provided that, the failure to notify the indemnifying party (i) shall not relieve it from any liability that it may have under paragraph (a) or (b) above, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights or defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, then the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and the relative benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	DEFAULT BY AN UNDERWRITER.

If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the Underwritten Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within one Business Day after such default relating to more than 10% of the Underwritten Securities the remaining Underwriters do not arrange for the purchase of such Underwritten Securities, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties reasonably satisfactory to you to purchase said Underwritten Securities. In the event that neither the remaining Underwriters nor the Company purchase or arrange for the purchase of all of the Underwritten Securities to which a default relates as provided in this Section 9, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section

9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.	TERMINATION.

This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment any of the following has occurred: (i) trading in the Company’s Units, Ordinary Shares or Warrants shall have been suspended by the Commission, or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (iv) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States.

11.	REPRESENTATIONS AND INDEMNITIES TO SURVIVE.

The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.	NOTICES.

All communications hereunder shall be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York

10005, Attention: General Counsel, fax: (646) 374-1071; Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attention: Head of Equity Capital Markets, Fax: 646-562- 1249 with a copy to the General Counsel, Fax: (646) 562-1130; and Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, Maryland 21202, Attention: Syndicate Department, Fax: (443) 224-1273; or, if sent to the Company, will be mailed, e-mailed or delivered to ACON S2 Acquisition Corp., 1133 Connecticut Avenue NW, Ste. 700, Washington, DC 20036, Attention: Adam Kriger, email: akriger@aconinvestments.com, with a copy to the Company’s counsel at Kirkland & Ellis LLP, 601 Lexington Avenue New York, NY 10022, Attention: Christian O. Nagler. Where an email address is provided for notices or communications in this Section 12, the notice or communication delivered by email will only be deemed received when the recipient, by an email sent to the email address of the sender or a notice delivered by another method in accordance with this Section 12, acknowledges having received the email sent to the recipient, with an automatic “read receipt” not constituting acknowledgement of receipt of an email for purposes of this Section 12.

13.	SUCCESSORS.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.	NO FIDUCIARY DUTY.

The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

15.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.	INTEGRATION.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.	APPLICABLE LAW.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18.	IMMUNITY

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

19.	WAIVER OF JURY TRIAL.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	COUNTERPARTS; ELECTRONIC SIGNATURES.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.	HEADINGS.

The section headings used herein are for convenience only and shall not affect the construction hereof

22.	DEFINITIONS.

The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 4:45 p.m. (New York time) on the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Ordinary Shares held by the Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, as amended, if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statements referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 419,” “Rule 424,” “Rule 430A,” “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated September 11, 2020, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ACON S2 Acquisition Corp.

By:	/s/ Adam Kriger
Name: Adam Kriger
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Deutsche Bank Securities Inc.

By:	/s/ Ravi Raghunathan
Name: Ravi Raghunathan
Title: Managing Director

By:	/s/ Brandon Sun
Name: Brandon Sun
Title: Director

Cowen and Company, LLC

By:	/s/ Christopher R. Weekes
Name: Chris Weekes
Title: Managing Director

Stifel, Nicolaus & Company, Incorporated

By:	/s/ Craig DeDomenico
Name: Craig DeDomenico
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Deutsche Bank Securities Inc.	17,416,667
Cowen and Company, LLC	6,166,667
Stifel, Nicolaus & Company, Incorporated	1,166,666
Loop Capital Markets LLC	250,000

Total	25,000,000

SCHEDULE II

TIME OF DELIVERY INFORMATION

ACON S2 Acquisition Corp. priced 25,000,000 units at $10.00 per unit plus an additional 3,750,000 units if the underwriters exercise their over-allotment option in full.

The units will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from Deutsche Bank Securities Inc., Attn.: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, email: prospectus.CPDG@db.com, tel: (800) 503-4611; Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn.: Prospectus Department, email: PostSaleManualRequests@broadridge.com, tel: (833) 297-2926; and Stifel, Nicolaus & Company, Incorporated, Attn.: Syndicate Department, One South Street, 15th Floor, Baltimore, Maryland 21202, email: SyndProspectus@Stifel.com.

SCHEDULE III

(a) WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Confidential CONFIDENTIAL – NOT FOR DISTRIBUTION ACON S2 Strategic Sustainability Special Purpose Acquisition Corp.

Confidential ACON S2 Acquisition Corp. (the “Company”, “we”, “us” or “our”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement relating to the offering to which this presentation relates, which has not yet become effective (the “Offering”). This presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy securities nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Such an offer or solicitation can only be made by way of an effective registration statement in accordance with the securities laws. Before you invest, you should read the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and the offering to which this communication relates. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. By accepting this presentation solely for use during our meeting, each recipient agrees: (1) to maintain the confidentiality of all information that is contained in this presentation and not already in the public domain, and (2) to use this presentation for the sole purpose of evaluating the Company. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, with-out the prior consent of the Company is prohibited. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the Company or the underwriters or their respective affiliates, directors, officers, employees, members, partners, shareholders or agents makes any representation or warranty with respect to the accuracy of such information. Some statements contained in this presentation may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this presentation may include, for example, statements about: our ability to select an appropriate target business or businesses; our ability to complete our initial business combination; our expectations around the performance of a prospective target business or businesses; our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination; our potential ability to obtain additional financing to complete our initial business combination; our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic; the ability of our officers and directors to generate a number of potential business combination opportunities; our public securities’ potential liquidity and trading; the lack of a market for our securities; the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; the trust account not being subject to claims of third parties; or our financial performance following our initial public offering. The forward-looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the registration statement described above. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The Company is an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). This presentation is made pursuant to Section 5(d) of and/or Rule 163B under the Securities Act of 1933, as amended, and is intended solely for investors that are qualified institutional buyers or institutional accredited investors solely for the purposes of familiarizing such investors with the Company and determining whether such investors might have an interest in a securities offering contemplated by the Company. Any such offering of securities will only be made by means of a registration statement (including a prospectus) filed with the U.S. Securities and Exchange Commission. No such registration statement has become effective as of the date of this presentation. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The recipient should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The recipient should consult its own counsel, tax advisors and financial advisors as to legal and related matters concerning the matters described herein. By reviewing this presentation, the recipient confirms that it is not relying upon the information contained herein to make any decision. This presentation does not purport to be all-inclusive or to contain all of the information that the recipient may require to make any decision. Information regarding performance by, or businesses associated with ACON Investments, our management team and their respective affiliates is presented for informational purposes only. Past performance by ACON Investments, our management team and their respective affiliates is not a guarantee either (1) that we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of ACON Investments or our management team’s performance or the performance of their respective affiliates as indicative of our future performance or of an investment in the company or the returns the company will, or is likely to, generate going forward. Furthermore, an investment in us is not an investment in ACON Investments or any fund of ACON Investments. This presentation contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this presentation may appear without the® or™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. 1 Legal Disclaimers and Additional Information

Confidential
ACON

Summary Offering Terms

Issuer / Listing:	ACON S2 Acquisition Corp. ("ACON S2") / Nasdaq: STWO
Sponsor:	ACON S2 Sponsor, L.L.C. An affiliate of ACON Investments, L.L.C. ("ACON Investments")
Offering Size:	$250 million
Securities Offered:	25,000,000 units $10.00 unit consisting of (i) 1 share of Class A common stock and (ii) 1/3 of one redeemable warrant (one whole warrant exercisable for one share of Class A common stock)
Amount Held in Trust:	Equal to 100.0% of the offering proceeds
Warrant Terms:	$11.50 exercise price per warrant 5-year life post-business combination, and callable at $18.00
Sponsor "At-Risk" Investment:	$7.0 million in the form of a purchase of warrants ($1.50 per warrant)
Working Capital and Expenses:	$1,000,000 to be used for working capital purchases post-closing (cash outside trust) $1,000,000 allocated for offering expenses
Sponsor Promote:	20.0% of the common equity ownership post public raise
Target Industry	Strategic sustainability
Time to Complete Acquisition:	24 months
Underwriters:	Deutsche Bank Securities Inc., Cowen & Co., Stifel Nicolaus & Co.

2

Confidential ISSUER / LISTING: â—¼ ACON S2 Acquisition Corp. (“ACON S2”) / Nasdaq: STWO SPONSOR: â—¼ ACON S2 Sponsor, L.L.C. â—¼ An affiliate of ACON Investments, L.L.C. (“ACON Investments”) OFFERING SIZE: â—¼ $250 million SECURITIES OFFERED: â—¼ 25,000,000 units â—¼ $10.00 unit consisting of (i) 1 share of Class A common stock and (ii) 1/3 of one redeemable warrant (one whole warrant exercisable for one share of Class A common stock) AMOUNT HELD IN TRUST: â—¼ Equal to 100.0% of the offering proceeds WARRANT TERMS: â—¼ $11.50 exercise price per warrant â—¼ 5-year life post-business combination, and callable at $18.00 SPONSOR “AT-RISK” INVESTMENT: â—¼ $7.0 million in the form of a purchase of warrants ($1.50 per warrant) WORKING CAPITAL AND EXPENSES: â—¼ $1,000,000 to be used for working capital purchases post-closing (cash outside trust) â—¼ $1,000,000 allocated for offering expenses SPONSOR PROMOTE: â—¼ 20.0% of the common equity ownership post public raise TARGET INDUSTRY â—¼ Strategic sustainability TIME TO COMPLETE ACQUISITION: â—¼ 24 months UNDERWRITERS: â—¼ Deutsche Bank Securities Inc., Cowen & Co., Stifel Nicolaus & Co. 2 Summary Offering Terms

Confidential 3 ACON S2 presents a strong formula for a compelling business combination: A Differentiated, Strategic Sustainability-focused Investment Opportunity Leadership with sustainability, transaction, 2 public market and operations experience 3 Established network with access to differentiated deal flow 1 Large market with significant tailwinds, currently accelerating Investment focus where sustainability drives performance including Food, Agriculture & Packaging, Industrial Products & Services and Health & Wellness 4 5 The ACON platform – 24 years of successful investments

Confidential

What is Strategic Sustainability?

SUSTAINABILITY IS NOW A "MUST HAVE"…

Consumer Preference
Investor Mandates
Corporate Competitive Imperative
Capital Markets
Sustainability
Regulatory

… DRIVING TRANSFORMATION ACROSS MANY SECTORS

Food, Agriculture & Packaging
Transportation
Technology
Industrial Products & Services
Energy
Financial Services
Health & Wellness

Strategic Sustainability delivers both sustainability impact and financial return

SUSTAINABILITY

Environmental Responsibility	Social Well-being	Economic Productivity
(e.g., resource efficiency, waste reduction)	(e.g., employment opportunity, gender equality)	(e.g., infrastructure renewal, access to capital)

4

Confidential 4 … where a company’s pursuit of sustainability – environmental, social & economic – drives performance and success What is Strategic Sustainability? Sustainability Capital Markets Investor Mandates Consumer Preference Corporate Competitive Imperative Regulatory … DRIVING SUSTAINABILITY IS NOW A ”MUST HAVE”… TRANSFORMATION ACROSS MANY SECTORS Strategic Sustainability delivers both sustainability impact and financial return Environmental Responsibility (e.g., resource efficiency, waste reduction) Social Well-being (e.g., employment opportunity, gender equality) SUSTAINABILITY Economic Productivity (e.g., infrastructure renewal, access to capital) Industrial Products & Services Food, Agriculture & Packaging Technology Financial Services Health & Wellness Energy Transportation

Confidential

Strategic Sustainability Investing is Different

Strategic Sustainability delivers both sustainability impact and financial return

STRATEGIC SUSTAINABILITY IS ADVANCING AS A MANDATE

	NEGATIVE SCREENING	ESG INTEGRATION	IMPACT	STRATEGIC SUSTAINABILITY
DEFINITION	Exclude companies, industries and countries based on moral values or standards and norms	Quantify and measure ESG factors	Move beyond ESG measurement to impact	Seek companies whose pursuit of sustainability is core to business strategy and value creation
VALUES ALIGNMENT	🟢	🟢	🟢	🟢
RISK MANAGEMENT	🟡	🟢	🟢	🟢
ESG MEASUREMENT	🔴	🟢	🟢	🟢
ESG IMPACT	🔴	🟡	🟢	🟢
VALUE CREATION	🔴	🔴	🔴	🟢
NO IMPACT & RETURN TRADEOFF	🔴	🔴	🔴	🟢

🔴 Not Considered 🟡 Partially Considered 🟢 Considered

5

Confidential 5 Strategic Sustainability Investing is Different NEGATIVE SCREENING ESG INTEGRATION IMPACT STRATEGIC SUSTAINABILITY VALUES ALIGNMENT VALUE CREATION DEFINITION Quantify and measure ESG factors Move beyond ESG measurement to impact Seek companies whose pursuit of sustainability is core to business strategy and value creation RISK MANAGEMENT STRATEGIC SUSTAINABILITY IS ADVANCING AS A MANDATE NO IMPACT & RETURN TRADEOFF ESG IMPACT ESG MEASUREMENT Exclude companies, industries and countries based on moral values or standards and norms Not Considered Partially Considered Considered Strategic Sustainability delivers both sustainability impact and financial return

Confidential 6 (1) Source: NYU Stern CSB Sustainable Share Index 2019. Bank of America 2019 ESG report. (2) Source: Governance & Accountability Institute 2019 Flash Report. Represents the number of companies who published sustainability/responsibility reports. (3) Source: Cerulli Associate. RBC Global Asset Management. (4) Source: Deloitte Center for Financial Services. Represents professionally managed assets in the U.S. Consumers, companies, investors and markets are actively demanding change The Sustainability Mandate is Real and Growing 75% of asset managers cite client demand as top reasons for using ESG criteria in investment analysis CONSUMERS ARE DRIVING CHANGE(1) COMPANIES / COMPETITORS ARE EMBRACING(2) INSTITUTIONAL CAPITAL HAS A NEW MANDATE(3) CAPITAL MARKETS ARE RESPONDING ($ TRILLIONS)(4) ESG-mandated assets could make up half of all managed assets in the United States by 2025 From 2013-2018, Sustainable CPG products significantly outperformed – 5.6x faster growth – 16% of total CPG captured 50.1% of total market growth Consumers increasingly look to align themselves with sustainable companies that serve a greater social purpose 20% 86% 2011 2018 11% 26% 50% $33 $47 $69 2012 2018 2025E ESG Mandated Non-ESG Mandated 86% of S&P 500 companies published sustainability reports in 2018 – up from 20% in 2011 70% of institutional investors now apply ESG principles to investment decisions

Confidential 7 CEO ACON S2 and Executive Partner in ACON’s private equity group 25+ year senior executive at McDonald’s, Disney, Starwood & ACON From 2001-2015, Mr. Kriger was SVP and head of global strategy at McDonald’s Led ESG oversight for a decade for MCD BOD Director of Funko, Inc. and Children’s Hospital B.A. from Stanford University and M.B.A. from Harvard Business School Leadership with a Demonstrated Track Record Leadership with sustainability, transaction, public market and operations experience Food, agriculture & packaging Community development Diversity in the workplace ACON S2 ACQUISITION CORP. TEAM ADAM KRIGER CEO Chairman & CFO of ACON S2 and an executive advisor to ACON 30+ years of leading and transforming medical, life sciences and industrial technology companies ranging in size from $100 million to $1.1 billion in revenue CEO of Novanta, Inc. and President of Environmental Division at PerkinElmer Director of Pine and IIMAK, among others B.S.E.E. from Tufts University and M.B.A. from Harvard Business School Medical/Life Sciences technology & devices Food, water, air quality Industrial products/services Animal Health JOHN ROUSH Chairman & CFO Director of ACON S2 Chief Operating Officer of Viacom Media Networks overseeing global operations for the $10 billion division Chief Operating Officer of Nickelodeon for over a decade including leading children’s well-being efforts Director of Funko, Inc. and the Lucius Littauer Foundation B.A. from Harvard College and M.B.A. from Harvard Business School Women and diversity leadership & development Children’s entertainment and education SARAH LEVY Director STRATEGIC SUSTAINABILITY 73 Total Investments Since Inception… 29 Current Portfolio Companies… Employing Over 39,000 People… Founded in 1996... …in 32 countries 64 Employees Across Three Continents… PUBLIC MARKETS Director of ACON S2 CEO of the Ophthalmology Subsector at Halma, PLC Former President of the Detection & Analysis Division at Novanta, Inc. JANIE GODDARD Director Environmental sustainability Women and minority leadership and development Director of ACON S2 Senior advisor to the Milken Institute Board advisor to Territory Foods, Apeel Sciences and Treasure8, among RYAN SHADRICK WILSON others Director Food innovation and entrepreneurship Social justice

Confidential 8 ACON’s platform translates well to a SPAC Execution Sourcing - Global network with differentiated angles in sourcing - Reputation as strategic investor /operator - Ability to engage early, before businesses are “for sale” Structuring - Clear vision of value drivers and growth catalyst through business cycles - Rapid decision making - Close relationships with diligence resources - In-house expertise for complex transaction structures - History of successful partnerships with strategic & financial partners - Flexibility across capital structure to maximize returns while controlling risk Reviewed more than 700 investment opportunities in 2019 Control Buy-outs, Carve-outs, Roll-ups, Minority, Credit 70+ Investments 40+ Exits In-house team with deep company operating knowledge Diverse industry experience, knowledge and relationships OPERATING GROUP Transparent and frequent reporting: Share successes and challenges with our investors and partners Experienced co-investment process INVESTOR RELATIONS SEC Registered Investment Adviser Transparency and regulatory compliance ESG framework for portfolio investments LEGAL AND COMPLIANCE FINANCE AND ACCOUNTING Experience in PE and Big Four firms Extensive controls and processes in place Tax structuring expertise ACON INFRASTRUCTURE ACON’s Investment Process & Infrastructure

Confidential
ACON

Food, Agriculture & Packaging
Transportation
Technology
Industrial Products & Services
Energy
Financial Services
Health & Wellness

Sector Focus Areas	Sustainability Themes	Recent Market Transactions	Illustrative Opportunities
Food, Agriculture & Packaging	▪ Organic & non-GMO ▪ Plant-based ▪ "Fresh" / clean label	Tattooed Chef $0.5bn Oatly $2.0bn Beyond Meat $1.5bn	– Greenhouse – Plant-based carb substitute – Clean ingredients
Industrial Products & Services	▪ Environmental & waste ▪ Smart infrastructure ▪ Safety & emergency	Montrose $1.2bn Vivint SmartHome $4.2bn Atlas Technical Consultants $0.7bn	– Environmental test & remediation – HVAC, lighting & security – Inspection & engineering services
Health & Wellness	▪ Telemedicine ▪ Fitness ▪ Mental health	Mirror $0.5bn Calm $1.0bn ro $1.5bn	– Athleisure – Subscription Wellness – In-home care

Key Target Criteria

9

Confidential 9 Sector Focus Areas and search criteria play to ACON S2’s strengths, experience and network Growing Importance of Sustainability Across Sectors Creates Strong Tailwinds for Initial Business Combination ✓ Potential for accelerated growth ✓ High margins ✓ Strong free cash flows ✓ Resilient business model through economic cycles ✓ Platform for future acquisitions ✓ Desire to be a public company ✓ Brand strength FOOD, AGRICULTURE & PACKAGING INDUSTRIAL PRODUCTS & SERVICES HEALTH & WELLNESS – Environmental test & remediation – HVAC, lighting & security – Inspection & engineering services Environmental & waste Smart infrastructure Safety & emergency – Greenhouse – Plant-based carb substitute – Clean ingredients Organic & non-GMO Plant-based “Fresh” / clean label – Athleisure – Subscription Wellness – In-home care Telemedicine Fitness Mental health SUSTAINABILITY THEMES ILLUSTRATIVE OPPORTUNITIES SECTOR FOCUS AREAS KEY TARGET CRITERIA RECENT MARKET TRANSACTIONS Industrial Products & Services Food, Agriculture & Packaging Technology Financial Services Health & Wellness Energy Transportation $0.5bn $1.5bn $2.0bn $0.5bn $1.0bn $1.5bn $1.2bn $4.2bn $0.7bn

Confidential ACON S2 Strategic Sustainability Special Purpose Acquisition Corp. CONFIDENTIAL – NOT FOR DISTRIBUTION

EXHIBIT A

FORM OF PRESS RELEASE

ACON S2 Acquisition Corp.

[Date]

ACON S2 Acquisition Corp. (the “Company”) announced today that Deutsche Bank Securities Inc., Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated, the book-running managers and underwriters in the Company’s recent public sale of Units, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s [Ordinary Shares] [Warrants] [Units] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [Date], and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.